SECURITIES PURCHASE AGREEMENT

             THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of March 16, 2010 between Global Clean Energy Holdings, Inc., a Utah corporation (“Corporation”), and the purchasers listed on the signature page of this Agreement (each and “Investor” and collectively, the “Investors”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in Section 5.5 of this Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Corporation desires to borrow certain sums from each of the Investors and, in consideration thereof issue certain convertible notes and warrants to each of the Investors, and each Investor, severally and not jointly, desires to make a loan to the Corporation and accept such notes and warrants from the Corporation, all pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

1.Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Corporation agrees to issue and sell to Investors, and Investors hereby agree to purchase from the Corporation, the Notes and the Warrants set forth under the Investor’s name on the signature page hereof.  The obligations of each of the Investors hereunder are several and not joint, and the sale of the Securities to each of the Investors is a separate transaction; provided, however, that the Corporation shall not be obligated to consummate the sale of any of the Securities unless all of the Securities are sold.

2.Closing.  The consummation of the purchase and sale of the Securities provided for herein (“Closing”) will take place at the offices of the Corporation at 6033 W. Century Boulevard, Suite 895, Los Angeles, CA 90045 on March 16, 2010, or at such other date, time and place upon which the Corporation and the Investors shall agree (“Closing Date”).  At the Closing, the Corporation will deliver to each Investor certificates or other instruments evidencing the Securities being purchased by that Investor hereunder against delivery to the Corporation by each Investor of the full amount of the purchase price of such Securities by a check payable to the Corporation’s order or in cash.

3.Representations, Warranties and Agreements of Investor. As a material inducement to the Corporation to sell and issue the Securities to Investors, each Investor hereby represents and warrants on its own behalf to the Corporation, and agrees with the Corporation, as follows:

                        3.1  Authorization; Enforceability.  Such Investor has all requisite power and authority to enter into this Agreement and to purchase the Securities listed under the Investor’s name on the signature page of this Agreement.  This Agreement has been duly executed and delivered by such Investor.

                        3.2  Purchase for Own Account.  Such Investor is acquiring the Securities (including the Note Shares and Warrant Shares, as such terms are defined in Section 5.5 hereof) solely for its own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the Securities, the Note Shares or the Warrant Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Such Investor has no present intention to sell, offer to sell, or otherwise dispose of or distribute any of the Securities, the Note Shares or the Warrant Shares.  Such Investor will hold the entire legal and beneficial interest in and to the Securities and does not presently intend to divide or share such interest with any other person or entity.

                        3.3  Restrictions on Transfer.  Such Investor understands and has been advised by the Corporation that the Securities (including the Note Shares and Warrant Shares) have not been registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), in reliance on exemptions from the registration and/or qualification requirements of such laws, and that consequently the Securities (including the Note Shares and Warrant Shares) cannot be offered, sold or otherwise transferred, and must be held indefinitely by the Investor, unless and until they are registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, qualified under the Law, or until exemptions from such registration and qualification requirements are available.

                        3.4  Rule 144.  Such Investor is familiar with SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities in specified circumstances, and, in any event, requires that the Securities (including the Note Shares and Warrant Shares) be held for a minimum of six months (and in some cases longer) after they have been purchased and paid for (within the meaning of Rule 144) before they may be resold under Rule 144.

                        3.5  Legends.  Such Investor understands and agrees that all certificate(s) evidencing the Investor’s Securities, Note Shares and Warrant Shares (and any additional securities issued in respect of such securities upon any stock split, stock dividend, merger, reorganization or recapitalization) will be imprinted with a legend that reads substantially as set forth below, together with any other legends that, in the opinion of legal counsel to the Corporation, are required by the Securities Act or by other federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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3.6  Stop Transfer Instructions.  Such Investor agrees that, in order to ensure compliance with and to enforce the restrictions on transfer referred to in this Agreement the Corporation may refuse to transfer the Securities, Note Shares and Warrant Shares and may issue appropriate “stop transfer” instructions to its transfer agent, if any.

3.7  Suitability and Investment Experience.  Such Investor is an “accredited investor” as defined in SEC Rule 501 and has:  (a) a pre-existing personal and/or business relationship with the Corporation, or its officers or directors, such that Investor is aware of the character, business acumen and general business and financial circumstances of such persons; and/or (b) such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of this investment in the Securities and is capable of protecting its own interests in connection with this investment in the Securities.

3.8  Access to Data.  Such Investor has had an opportunity to discuss the Corporation’s business, management and financial affairs with the Corporation’s management and has received or has had full access to all the information it considers necessary to make an informed investment decision with respect to the Securities to be purchased.  The Investor understands that such discussions, as well as any written information issued by the Corporation, were intended to describe certain aspects of the Corporation’s business and prospects but were not a thorough or exhaustive description.

3.9  Brokers or Finders.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Investors, or their respective agents, in connection with the transactions contemplated by this Agreement, and no Investor nor any of their respective agents has incurred any obligation (on behalf of any of the Investors or the Corporation) to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

4.Representations, Warranties and Agreements of the Corporation.  As a material inducement to the Investors to purchase the Securities, the Corporation hereby represents and warrants to each Investor, and agrees with each Investor, as follows:

4.1  Authorization; Enforceability.  The Corporation has all requisite power and authority to enter into this Agreement and to sell and issue the Securities.  This Agreement has been duly executed and delivered by the Corporation, and constitutes the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms.  The Corporation has authorized the issuance of the Securities and the Note Shares and Warrant Shares issuable thereunder.

4.2  Organization and Standing.  The Corporation is a corporation duly organized and existing under, and by virtue of, the laws of the State of Utah and is in good standing under such laws.  The Corporation has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and proposed to be conducted.

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4.3  Validity of Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, and free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Securities will be subject to restrictions on transfer under state or federal securities laws.  The Corporation has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, in order to issue the Note Shares and the Warrant Shares.

4.4  SEC Reports; Financial Statements.  The Corporation has filed all reports, forms or other information required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 24 months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Corporation and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.5  Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Corporation or any of its subsidiaries (“Material Adverse Effect”), (ii) the Corporation has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Corporation's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Corporation has not altered its method of accounting or the identity of its auditors, (iv) the Corporation has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Corporation has not sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of its business, and (vi) the Corporation has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Corporation stock option plans and consistent with past practice. The Corporation does not have pending before the SEC any request for confidential treatment of information.

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4.6  Litigation.  There is no action or proceeding pending which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Corporation nor any of its subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Corporation, there is not pending any investigation by the SEC involving the Corporation or any current or former director or officer of the Corporation (in his or her capacity as such).  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Corporation or any subsidiary under the Exchange Act or the Securities Act.

4.7  Brokers or Finders.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Corporation, or its agents, in connection with the transactions contemplated by this Agreement, and neither the Corporation  nor any of its agents has incurred any obligation (on behalf of any of the Investors or the Corporation) to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

5    Miscellaneous Provisions.

5.1  Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless executed in writing by all of the parties hereto.

5.2  Successors and Assigns.  Except as otherwise stated herein, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

5.3  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflict of laws or choice of law.

5.4  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.5  Certain Definitions.  The terms below used herein shall have the following meanings:

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(a)“Common Stock” means shares of the Corporation’s common stock, no par value per share.

(b)“Notes” means the convertible promissory notes issuable by the Corporation to the Investors under this Agreement in the form attached hereto as Exhibit A.

(c)“Note Shares” means the Common Stock issuable upon conversion of the Notes, as contemplated in this Agreement.

(d)“Securities” means, collectively, the Notes and the Warrants.

(e)“Warrants” means the common stock purchase warrants issuable by the Corporation to the Investors under this Agreement in the form attached hereto as Exhibit B.

(f)“Warrant Shares” means the Common Stock issuable upon exercise of the Warrants, as contemplated in this Agreement.

                        5.6  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether oral or written, with respect to such subject matter.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date and year first above written.

INVESTOR: By___________________________________ Amount of Notes:_______________________ Number of Warrants:_____________________	COMPANY: GLOBAL CLEAN ENERGY HOLDINGS, INC. a Utah corporation By_/s/ RICHARD PALMER Its President and Chief Executive Officer
INVESTOR: By___________________________________ Amount of Notes:________________________ Number of Warrants:______________________

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Exhibit A

Form of Note
(See attached)

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. [ ]	$[ ]
Original Issue Date:  March [ ], 2010

GLOBAL CLEAN ENERGY HOLDINGS, INC.
SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE is one of a series of duly authorized and issued notes of Global Clean Energy Holdings, Inc., a Utah corporation (the “Company”), designated as its “Convertible Promissory Notes,” in the original aggregate principal amount of up to [$_______] (collectively, the “Notes” and each Note comprising the Notes, a “Note”).

FOR VALUE RECEIVED, the Company promises to pay to the order of [______________ ] or its registered assigns (the “Investor”), the principal sum of [_____] dollars ($[]) (as reduced pursuant to the terms hereof pursuant to conversion or otherwise) in accordance with the provisions hereof, and to pay interest to the Investor on the principal amount of this Note outstanding from time to time in accordance with the provisions hereof.  All holders of Notes are referred to collectively, as the “Investors.”  This Note is subject to the following additional provisions:

1.           Definitions.                                In addition to the terms defined elsewhere in this Note: (a) capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of March ___, 2010, among the Company and the Investors identified therein (the “Purchase Agreement”), and (b) the following terms have the meanings indicated below:

 “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time (including any successor statute) and all rules and regulations promulgated thereunder.

“Bankruptcy Event” means any of the following events:  (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Bankruptcy Law” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, fraudulent conveyance or transfer, reorganization, or similar state or Federal debtor relief laws, statutes, rules, regulations, orders, or ordinances of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Common Stock” means the common stock of the Company, no par value per share, and any securities into which such common stock may hereafter be reclassified.

“Conversion Date” means the date a Conversion Notice together with the Note is delivered to the Company in accordance with Sections 5 and 6.

“Conversion Notice” means a written notice in the form attached hereto as Exhibit A.

“Conversion Price” means $0.03 subject to adjustment from time to time pursuant to Section 9.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)               any default in the payment, when the same becomes due and payable (whether by acceleration or prepayment or otherwise), of principal under or interest in respect of this Note.

(ii)               the occurrence and continuance of an Event of Default under any other Note.

(iii)               any of the Company’s representations and warranties set forth in the Purchase Agreement shall be incorrect in any material respect as of the date made or as of the Original Issue Date.

(iv)               the occurrence of a Bankruptcy Event.

(v)               one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company (which shall not be fully covered by insurance without taking into account any applicable deductibles) and which shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment.

(vi)               the Company fails to deliver a stock certificate evidencing Underlying Shares to an Investor within five Trading Days after a Conversion Date or in the case of exercises under a Warrant, within five Trading days after a Date of Exercise under, and as such term is defined in, such Warrant, or the conversion or exercise rights of the Investors pursuant to the terms hereof or the terms of the Warrants are otherwise suspended for any reason.

(vii)               the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon conversion in full of all Notes or issue Warrant Shares upon exercise in full of all Warrants.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business and no more than ninety (90) days past the date of the invoice therefor), and (e) all Indebtedness secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed.

“Original Issue Date” has the meaning set forth on the face of this Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Trading Day” means (i) a Business Day on which the Common Stock is listed or quoted on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a Business Day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a Business Day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Note, the Purchase Agreement and the Warrants.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Notes and payment of interest thereunder.

“VWAP” means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding Trading Day.

“Warrants” means the common stock purchase warrants that are issuable to the Investors under the Purchase Agreement concurrently with the issuance of this Note.

2.           Principal and Interest.

(a)           Maturity Date.  Subject to Section 5 hereof, this Note is due and payable (a) on March 16, 2012 (the “Maturity Date”); provided, however, that the Maturity Date may be extended by written notice, made by the holders of all of the then outstanding Notes at any time prior to the Maturity Date, or (b) on demand by written notice following an Event of Default.  Subject to any prior conversions pursuant to Section 5 hereof, the Company shall, on the Maturity Date or, if earlier, pay the outstanding principal and all accrued and unpaid interest on this Note as of the Maturity Date.

(b)           Interest.  The Company shall pay interest to the Investor on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 5.971% per annum, payable quarterly in cash, in arrears on each three month anniversary of the Original Issue Date (each, an “Interest Payment Date”), except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day.  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date.  In lieu of paying interest in cash the Company may, at its option, on each Interest Payment Date, pay accrued interest on this Note by delivering a number of unregistered shares of Common Stock equal to the quotient obtained by dividing the amount of such interest by the arithmetic average of the VWAP for each of the five consecutive Trading Days immediately preceding (but not including) such Interest Payment Date.  Interest payable in respect of the Notes on any Interest Payment Date must be paid in the same manner to all Investors.

  1 A number equal to like term Treasuries + 5%

3.           Registration of Notes.  The Company shall register the Notes upon records maintained by the Company for that purpose (the “Note Register”) in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary from such record Investor.

4.           Registration of Transfers and Exchanges.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new debenture, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. Notwithstanding the foregoing, the Company shall not be required to consent to any transfer of this Note, or any portion of this Note, unless the Company shall receive reasonable assurance, including an opinion of counsel reasonably acceptable to the Company, that such transfer complies with applicable federal and state securities laws.

5.           Conversion.  All or any portion of the principal amount of this Note then outstanding together with any accrued and unpaid interest hereunder shall be convertible into shares of Common Stock at the Conversion Price, at the option of the Investor, at any time and from time to time from and after the first anniversary of the Original Issue Date.  The Investor may effect conversions under this Section 5 by delivering to the Company a Conversion Notice together with the originally executed Note. If the Investor is converting less than all of the principal amount represented by this Note, the Company shall honor such conversion and shall promptly deliver to the Investor a new Note in the principal amount of this Note which has not been converted.

6.           Mechanics of Conversion.

(a)           The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price on the Conversion Date, plus (if indicated in the applicable Conversion Notice) the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.

(b)           The Company shall, by the third Trading Day following each Conversion Date, issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends if at such time such Underlying Shares are eligible to be issued without any restrictive legends under Rule 144.  The Investor shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date.

(c)           The Investor shall be required to deliver the original Note to the Company in order to effect a conversion hereunder.

(d)           Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Investor for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

7.           Ranking.  This Note ranks senior to all Indebtedness of the Company outstanding as of the date of the Original Issue Date.  After the Original Issue Date, this Note shall remain senior to, or pari passu with, all accounts payable and other similar liabilities incurred by the Company in the ordinary course of business.

8.           Reservation of Underlying Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of this entire Note (taking into account the adjustments of Section 9), free from preemptive rights or any other contingent purchase rights of persons other than the Investor. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.           Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 9.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then upon any conversion of this Note that occurs after such record date, the Investor shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Underlying Shares had the Investor been the record holder of such Underlying Shares immediately prior to such record date.

(c)           Fundamental Transactions.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above), or (v) the Company engages in any type of going-private transaction (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Investor shall have the right to: (x) declare an Event of Default pursuant to clause (iii) thereunder, (y) receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”) or (z) require the surviving entity to issue to the Investor an instrument identical to this Note (with an appropriate adjustments to the conversion price). For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction (or, if different, the ultimate parent of such successor or entity or the entity issuing the Alternate Consideration) shall issue to the Investor a new debenture consistent with the foregoing provisions and evidencing the Investor's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)           Reclassifications; Share Exchanges.  In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute a Fundamental Transaction), the Investors of the Notes then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Investors shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Notes could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(e)           Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)           Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Investor.

(g)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Investor is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note or payment of interest hereon, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

11.           No Prepayment.  This Note may not be prepaid without the consent of the Investor.

12.           Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 6033 W. Century Boulevard, #895, Los Angeles, CA 90045, facsimile: (310) 641-4300, attention: Chief Financial Officer, (ii) if to the Investor, to the address or facsimile number appearing on the Company's shareholder records or such other address or facsimile number as the Investor may provide to the Company in accordance with this Section.

13.           Reissuance of Note.

(a)           Transfer.  If this Note is to be transferred, the Investor shall surrender this Note to the Company, whereupon the Company will, subject to the satisfaction of the transfer provisions of the Purchase Agreement, forthwith issue and deliver upon the order of the Investor a new Note to the Investor representing the outstanding principal not being transferred.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Investor to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Investor a new Note representing the outstanding principal.

(c)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Original Issue Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest and late charges on the principal and interest of this Note, from the Original Issue Date.

14.           Miscellaneous.

(a)           This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           Nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Investor.

(c)           All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles (the “California Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court or that a California Court is an inconvenient forum for such Proceeding.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding.  The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(d)           The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)           No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)           To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or Proceeding that may be brought by any Investor in order to enforce any right or remedy under the Notes. Notwithstanding any provision to the contrary contained in the Notes, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

(h)           Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Investor may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Investor's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount of principal or other amounts due under the Transaction Documents, other than interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10%) per annum from the date such amount was due until the same is paid in full.

(i)           The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Investor's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Investor and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:
Name: Richard Palmer
Title: President and Chief Executive Officer

Exhibit B

Form of Warrant
(See attached)

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	Up to _______ (subject to adjustment)
Warrant Price:	$ 0.03 per share
Issuance Date:	March ___, 2010
Expiration Date:	March ____, 2013 [3 Years]

THIS WARRANT CERTIFIES THAT for value received, ________________________ or its registered assigns (hereinafter called the “Holder”) is entitled to purchase from Global Clean Energy Holdings, Inc., a Utah corporation (hereinafter called the “Company”), the above referenced number of fully paid and nonassessable shares (the “Shares”) of common stock, no par value (the “Common Stock”) of Company, at the Warrant Price per Share referenced above; the number of shares purchasable upon exercise of this Warrant referenced above being subject to adjustment from time to time as described herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein.

1.      Term and Exercise.

1.1           Term.  This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), at any time and from time to time after the date hereof prior to 6:00 p.m. on the Expiration Date set forth above.

1.2           Warrant Price.  The Warrant shall be exercisable at the Warrant Price described above.

1.3           Maximum Number  of Shares.  The maximum number of Shares of Common Stock exercisable pursuant to this Warrant is _________ Shares.

1.4           Procedure for Exercise of Warrant.  Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (i) a duly executed Notice of Exercise in substantially the form attached as Schedule A, (ii) payment of the Warrant Price then in effect for each of the Shares being purchased, as designated in the Notice of Exercise, and (iii) this Warrant.  Payment of the Warrant Price may be in cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company’s account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased.

1.5           Delivery of Certificate and New Warrant.  In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant, shall be delivered to the Holder hereof, at the Company’s expense, within a reasonable time, not exceeding seven (7) calendar days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of Shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.  The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.6           Restrictive Legend.  Each certificate for Shares shall bear a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Shares may, at the time of such exercise, be listed:

“The shares of stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of counsel for the Holder thereof (which counsel shall be reasonably satisfactory to the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

1.7           Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying to Holder an amount computed by multiplying the fractional interest by the Warrant Price of a full Share then in effect.

2.      Ownership and Transfer.

2.1           Ownership of This Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

2.2           Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company in accordance with Section 5.1 hereof.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Warrant, and no evidence of loss or theft or destruction shall be necessary.  This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement.  Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than income taxes and stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.  Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws and except after providing evidence of such compliance reasonably satisfactory to the Company.

3.      Issuance of Shares.  The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefore issuable upon the exercise of this Warrant excluding the Holder's income and other taxes not directly relating to the issuance of the Warrant or Common Stock.  The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant.  If at any time the number of authorized but unissued shares of Common Stock of the Company shall not be sufficient to effect the exercise of the Warrant in full, then the Company will take all such corporate action as may, in the opinion of counsel to the Company, be necessary or advisable to increase the number of its authorized shares of Common Stock as shall be sufficient to permit the exercise of the Warrant in full, including without limitation, using its best efforts to obtain any necessary stockholder approval of such increase.  The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

4.      Other Adjustments.

4.1           Subdivision or Combination of Shares.  In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares subject to this Warrant shall be proportionately increased, and conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject to this Warrant shall be proportionately decreased.

4.2           Dividends in Common Stock, Other Stock or Property.  If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(a)      Common Stock, options or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b)      any cash paid or payable otherwise than as a regular cash dividend; or

(c)      Common Stock or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 4.1 above) or additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 4.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

4.3           Reorganization, Reclassification, Consolidation, Merger or Sale.  If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a “Change”), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change.  The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property.  The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Section 4.3 shall similarly apply to successive Changes.

5.      Miscellaneous Provisions.

5.1           Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at ____________________________________ or to such other address or number as shall have been furnished to the Company in writing by the Holder.  Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at Global Clean Energy Holdings, Inc. 6033 W. Century Blvd., #895 Los Angeles, CA 90045 (Facsimile No. 310/641-4230), or to such other address or number as shall have been furnished to Holder in writing by the Company or to the Company by Holder, with copy to Troy Gould PC, 1801 Century Park East, Suite 1600, Los Angeles, CA 90067, Attention:  Istvan Benko, Esq. (Facsimile No. 310/789-1426).

5.2           All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (i) when hand-delivered to the other party, (ii) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (b) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 5:00 p.m. (recipient’s time) or on a non-business day shall be deemed received on the next business day; (iii) five (5) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth below; or (iv) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth below with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

5.3           No Rights as Shareholder; Limitation of Liability.  This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.4           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof.

5.5           Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets and/or securities.  All of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant.  All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

5.6           Waiver, Amendments and Headings.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a  particular instance and either retroactively or prospectively).  The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

5.7           Jurisdiction. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of Los Angeles, California and consents to the jurisdiction of such courts for such purpose.  Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court.  Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 5.1 shall be deemed in every respect effective service of process upon such party in any such suit or proceeding.  Nothing herein shall affect the right of a Holder to serve process in any other manner permitted by law.  Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

5.8           Attorneys' Fees and Disbursements.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this ____ day of March 2010.

COMPANY: _________________________________ By ___________________________________________________ Print Name:_____________________________________ Title: ___________________________________________	GLOBAL CLEAN ENERGY HOLDINGS, INC. By ____________________________ Print Name: Richard Palmer Title: Chief Executive Officer

SCHEDULE A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE WITHIN WARRANT

The undersigned hereby elects to purchase _______ shares of Common Stock (the “Shares”) of Global Clean Energy Holdings, Inc. under the Warrant to Purchase Common Stock dated __________, 2010, which the undersigned is entitled to purchase pursuant to the terms of such Warrant, and the undersigned has delivered $_______, the aggregate Warrant Price for _____ Shares purchased herewith, in full in cash or by certified or official bank check or wire transfer.

Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

[Type Name of Holder as it should appear on the stock certificate]

[Requested Denominations – if no denomination is specified, a single certificate will be issued] The initial address of such Holder to be entered on the books of Company shall be:

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

By:

Print Name:

Title:

Dated:

FORM OF ASSIGNMENT
(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Warrant on the books of ________ _________, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE
The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT
(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ____________________________ (i) the rights of the undersigned to purchase ____________________ shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis.  The undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Warrant on the books of Global Clean Energy Holdings, Inc.,  with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE
The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

EXHIBIT A

CONVERSION NOTICE

 (To be Executed by the Registered Investor
in order to convert Notes)

The undersigned hereby elects to convert the principal amount of Note indicated below, into shares of Common Stock of Global Clean Energy Holdings, Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:
Date to Effect Conversion

Principal amount of Note owned prior to conversion

Principal amount of Note to be Converted

Principal amount of Note remaining after Conversion

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Name of Investor

By:
Name:
Title:

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